SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        December 20, 2004
                         (Date of Report)

                        December 15, 2004
                (Date of Earliest Event Reported)

                           Geraco, Inc.
      (Exact Name of Registrant as Specified in its Charter)


         Nevada                    333-67144                  87-1578749
(State or other jurisdiction  (Commission File Number) (IRS Employer I.D. No.)
     of incorporation)




                        8434 68th Street,
                         Arvada CO 80004
             (Address of Principal Executive Offices)

                          (801) 652-1775
                 (Registrant's Telephone Number)

                         Not Applicable.
  (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of (IRS Employer I.D. No.) the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 15, 2004, in an arms length transaction not involving any affiliates or related parties, Geraco, Inc. ("Geraco") completed the acquisition of all the issued and outstanding stock of Hutton Financial Services, Inc. ("Hutton"), a Nevada Corporation, in exchange for 20,000,000 restricted shares of Geraco common stock, par value $0.001 per share. Hutton Financial Services, Inc. is now a wholly-owned subsidiary of Geraco.

As shown in the "Agreement and Plan of Reorganization" the transaction includes a change in control of the company and is considered to be an asset purchase. There will be an immediate change in Geraco's officers or directors as a result of this transaction. And the name of the company shall be changed to Hutton Holdings Corporation. The Hutton exchange was to only one shareholder, Douglas Goff, who received 20,000,000 shares of Geraco for all of Hutton, making Mr. Goff the controlling shareholder of Geraco.

Mr.Goff has been operating Hutton Financial Services, Inc. since the company's inception in 1996. Prior to this Mr. Goff was co-founder of Quantex International, Inc. an electronic goods and services company. As president he managed sales growth of the company from start-up to $6-million dollars in three years. Mr. Goff received his bachelor's degree in business finance and marketing from the University of Utah.


The following table sets forth, as of the date of this filing, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or is known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and shareholdings of each officer and director and all officers and directors as a group:


PRINCIPAL SHAREHOLDERS WITH 5% OR MORE STOCK:                    Percentage:

Douglas Goff                                  20,000,000           78%

OFFICERS AND DIRECTORS:

Douglas Goff                                  20,000,000           78%

All officers and directors
as a group (1 person)                         20,000,000           78%


At closing the current officers and directors of Geraco appointed Goff as sole director and officer and resigned. The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to effect the transaction. There were no commissions paid and the value of the transaction was determined as a par value, 20 for 1 share exchange.

Hutton Financial Services, Inc. is in the business of providing mortgage brokering services to individuals buying or refinancing homes. Their primary services include the origination of residential home loans, focusing on FHA streamline refinance loans, conventional home loans for purchase of new homes and the refinance of conventional home loans. The company is now licensed in Utah, Texas, Colorado, New Mexico and Wyoming. Hutton does not currently have an employment agreement in place with Douglas Goff principle officer and director of Hutton, but anticipates entering into an agreement whereby Hutton will continue to provide services to its clientele.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.

               The Company will file financial statements under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

          (b)  Pro forma financial information.

               The Company will file pro forma financial information under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

          (c)  Exhibits.

               2.0 Agreement and Plan of Reorganization, dated December 15, 2004 between Geraco, Inc. and Hutton Financial Services, Inc.






                            SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    GERACO, INC.
                                    (Registrant)



DATE:  December 20, 2004            /s/ Douglas Goff
                                  By:_________________________________________
                                    Douglas  Goff
                                    President, Chief Executive Office, Chief
                                    Financial Officer and Director